UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

__________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 29, 2005

DOV PHARMACEUTICAL, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-49730 (Commission File No.)	22-3374365 (IRS Employer Identification No.)

433 Hackensack Avenue, Hackensack, NJ 07601
(Address of Principal Executive Offices) (Zip Code)

Registrant's Telephone Number, including Area Code: (201) 968-0980

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

࿠	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

࿠	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

࿠	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

࿠	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On June 29, 2005, registrant and Dr. Leslie Hudson, 58, entered into a 3-year Employment Agreement under which he will serve as CEO and President. Dr. Hudson will also join the Board of Directors. He is expected to start in late July 2005. Under the agreement, Dr. Hudson will be salaried at $425,000 per annum and will receive, upon starting, 100,000 shares of restricted stock and 225,000 stock options, each vesting ratably annually over four years. Dr. Hudson will also receive a bonus of $85,000 in January 2006, and the parties have agreed that his target bonus for 2006 forward will be 40% of base compensation upon achievement of milestones established by the Compensation Committee of the Board of Directors. He will also be eligible for other benefits, including relocation allowances. For qualified events of severance, Dr. Hudson will be entitled to base compensation for the balance of his agreement subject to a minimum of one-year base compensation and an additional severance payment equal to his prior incentive bonus in the case of a termination following a change of control. The Employment Agreement is attached as Exhibit 10.1.

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

Registrant’s current CEO and President, Dr. Arnold Lippa, will resign in late July 2005 upon succession of Dr. Leslie Hudson to those positions. See Item 1.01. Since 2003, Dr. Hudson has served as Vice Provost, Office of Strategic Initiatives, at the University of Pennsylvania, and from 1995 to 2003, Dr. Hudson served as Senior Vice President of Research and Exploratory Development and then Group Vice President and General Manager for the ophthalmology business at Pharmacia Corporation. Dr. Hudson’s business experience is set forth in the press release dated June 29, 2005, attached hereto as Exhibit 99.1.

The election of Dr. Hudson as director, the committee or committees to which he will be named and the other information required by Item 5.02(d) will be furnished at the time of his election by special meeting of the board to occur on or following Dr. Hudson’s start date in late July 2005.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits. The following exhibits are filed with this Current Report on Form 8-K.

Exhibit No.	Title
10.1	Employment Agreement, dated as of June 29, 2005, by and between DOV Pharmaceutical, Inc. and Leslie Hudson.
99.1	Press Release, dated June 29, 2005, of DOV Pharmaceutical, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DOV Pharmaceutical, Inc.

Date: July 5, 2005	By:	/s/ Arnold S. Lippa
Dr. Arnold S. Lippa
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Title
10.1	Employment Agreement, dated as of June 29, 2005, by and between DOV Pharmaceutical, Inc. and Leslie Hudson.
99.1	Press Release, dated June 29, 2005, of DOV Pharmaceutical, Inc.